UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 6, 2017

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Boulevard Building #4, Suite 800 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 815-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 6, 2017, Rene L. Casadaban was appointed Senior Vice President and Chief Operating Officer of American Midstream GP, LLC, the general partner (the “General Partner”) of American Midstream Partners, LP (the “Partnership”). In connection with Mr. Casadaban’s appointment as Senior Vice President and Chief Operating Officer, Mr. Casadaban will be paid an annual base salary of $305,000. He will be eligible to participate in the General Partner’s Short Term Incentive Plan (“STIP”), which provides for a discretionary annual bonus based on performance with respect to goals set by the General Partner’s Board of Directors (the “Board”). For the fiscal year ending in December 31, 2017, Mr. Casadaban will be eligible under the STIP for a target bonus amount of 75% of his annual base salary. Mr. Casadaban will also be eligible to participate in the General Partner’s Long Term Incentive Plan (“LTIP”), with a target award of 150% of his annual base salary. The award under the LTIP vests in 25% increments on the first, second, third and fourth anniversary date of the LTIP grant agreement. Mr. Casadaban will also receive, within the first 30 days of employment, equity awards under the LTIP of 15,000 phantom units and 15,000 option units (with a strike price equal to the AMID NYSE common unit closing price on the last trading day prior to the date of grant). Such equity awards will also vest in 25% annual increments over a four-year period. Mr. Casadaban’s participation in the incentive plans will be subject to his continued employment at the time of payment or the scheduled date of vesting, as applicable.

Mr. Casadaban, 48, has 26 years of midstream project management and business development experience for onshore, offshore and deepwater pipeline systems. Mr. Casadaban is the former Chief Operating Officer for Summit Midstream Partners, LP (“Summit”). Prior to joining Summit, Mr. Casadaban worked for Enterprise Products Partners LP as the Director for Deepwater Business Development of floating production platforms and offshore pipelines. Mr. Casadaban has also served as an independent consultant to ExxonMobil Corporation and GulfTerra Energy Partners, LP for Gulf of Mexico and international pipeline projects. At Land and Marine Engineering Limited, Mr. Casadaban was responsible for managing domestic and international pipeline river crossings and beach approaches by horizontal directional drilling. Mr. Casadaban began his career as a Field Engineer for McDermott International Inc. He currently serves on the Board of Angel Reach and is a graduate of Auburn University with a Bachelor of Science in Building Construction.

There are no arrangements or understandings between Mr. Casadaban and any other person pursuant to which Mr. Casadaban was appointed to serve as Senior Vice President and Chief Operating Officer of the Partnership. There are no family relationships between Mr. Casadaban and any director or executive officer of the Partnership, and Mr. Casadaban has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Casadaban’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	American Midstream Partners, LP press release dated March 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC
its General Partner

	By:	/s/ Eric Kalamaras
	Name:	Eric Kalamaras
	Title:	Senior Vice President and Chief
Financial Officer

March 6, 2017

Exhibit Index

Exhibit Number	Description
99.1	American Midstream Partners, LP press release dated March 6, 2017

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